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                                                                     Exhibit 4.1
                            REGISTRATION AGREEMENT


     THIS REGISTRATION AGREEMENT (this "Agreement") is made and entered into as of November 15, 1996 by and between Plasma & Materials Technologies, Inc., a California corporation (the "Company"), and Christopher D. Dobson, an individual (the "Investor"). This Agreement is entered into pursuant to that certain Share Purchase Agreement dated as of July 17, 1996, as amended to date (the "Share Purchase Agreement"), by and among the Company, Electrotech Limited, Electrotech Equipments Limited, the Investor and certain other parties.

     1.  Definitions.  For purposes of this Agreement:
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         (a) The term "register," "registered," and "registration" refer to a registration effected by preparing and filing with the Securities and Exchange Commission (the "SEC") a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document; and

         (b) The term "Registrable Securities" means the 4,853,334 shares of the Company's Common Stock issued to the Investor pursuant to the Share Purchase Agreement, and any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued
as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Common Stock.

     2.  Request for Registration.
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         (a) If the Company shall receive at any time after the first anniversary of this Agreement, a written request from the Investor that the Company file a registration statement under the Securities Act covering the registration of any Registrable Securities (provided that the aggregate amount of such Registrable Securities would exceed the amount specified in paragraph
(e) of Rule 144 under the Securities Act), then the Company shall file as soon as practicable, and in any event within 90 days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities which the Investor so requests to be registered.

         (b) The Company is obligated to effect only three such registrations pursuant to this Section 2; provided, however, that the Company shall not be
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obligated to effect any such registration if the Company has, within the six months preceding the date of receipt of the request for such registration, already effected one such registration.

         (c) Notwithstanding the foregoing, if the Company shall furnish to the Investor a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would
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be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than an additional 120 days after receipt of the request of the Investor referred to in Section 2(a) above; provided,
                                              ------------
however, that the Company may not utilize this right more than once in any 12-month period.

     3.  Company Registration.  If (but without any obligation to do so) the
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Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Investor) any of its stock or other securities under the Securities Act in connection with the public offering, on or after the first anniversary of this Agreement, of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock option, purchase or similar benefit plan or an SEC Rule 145 transaction), the Company shall, at such time, promptly give the Investor written notice of such registration. Upon the written request of the Investor given within 30 days after the effectiveness of such notice by the Company, the Company shall, subject to the provisions of
Section 8, cause to be registered under the Securities Act all of the
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Registrable Securities that the Investor has requested to be registered.  In the event the Investor determines not to include any or all of the Registrable Securities held by the Investor in any such registration, the Investor shall continue to have the right to include such Registrable Securities in any subsequent registration, pursuant to the terms of this Section 3.
                                                       ---------

     4.  Obligations of the Company.  Whenever required under this Agreement to
         --------------------------
effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

         (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Investor, keep such registration statement effective for up to 120 days.

         (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         (c) Furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as he may reasonably request in order to facilitate the disposition of his Registrable Securities.

         (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Investor, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
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         (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Investor shall also enter into and perform its obligations under such an agreement.

         (f) Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         (g) Furnish, at the request of the Investor, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Investor.

     5.  Furnish Information.  It shall be a condition precedent to the
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obligations of the Company to take any action pursuant to this Agreement that the Investor shall furnish to the Company such information regarding himself, the Registrable Securities held by him, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     6.  Expenses of Demand Registrations. All expenses other than underwriting
         --------------------------------
discounts and commissions incurred by the Company in connection with registrations, filings or qualifications pursuant to Section 2, including
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(without limitation) all registration, filing and qualification fees, printers'
and accounting fees, and fees and disbursements of counsel for the Company, shall be borne by the Company.

     7.  Expenses of Company Registration.  The Company shall bear and pay all
         --------------------------------
expenses incurred by the Company in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3, including (without limitation) all registration, filing
            ---------
and qualification fees, printers' and accounting fees and fees and disbursements of counsel for the Company, but excluding underwriting discounts and commissions relating to Registrable Securities.

     8.  Underwriting Requirements.  In connection with any offering involving
         -------------------------
an underwriting of shares being issued by the Company, the Company shall not be required
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under Section 3 to include any of the Investor's securities in such underwriting
      ---------
unless the Investor accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling shareholders according to the total amount of securities entitled to be included therein owned by each selling shareholder or in such other proportions as shall mutually be agreed to by such selling shareholders), provided that any shares being sold by the Investor in exercising a demand registration right granted in Section 2, or by
                                                              ---------
any other shareholder exercising a demand registration right similar to that granted in Section 2, shall not be excluded from such offering.
           ---------

     9.  Delay of Registration.  The Investor shall not have any right to obtain
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or seek an injunction restraining or otherwise delaying any registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     10.  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless the Investor, any underwriter (as defined in the Securities Act) for the Investor and each person, if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any Rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and, within 30 days after the Company receives a written request containing a description in reasonable detail of the expenses incurred, the Company will advance to the Investor and each underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, whether prior to or after final disposition of any claim or action (unless there has been a final determination that such Investor, underwriter or controlling person is
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not entitled to be indemnified for such expenses); provided, that at the time of such advance, such Investor, underwriter or controlling person shall agree to repay the amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified pursuant to the terms of this Agreement; provided, however, that the indemnity agreement contained in this Section 10(a) shall not
                                                        -------------
apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Investor, underwriter or controlling person.

         (b) To the extent permitted by law, the Investor will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, and any underwriter, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any violation, in each case to the extent (and only to the extent) that such violation occurs in reliance upon and in conformity with written information furnished by the Investor expressly for use in connection with such registration; and the Investor will reimburse as incurred any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person or underwriter in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(b)
                                                                  -------------
shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Investor, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this Section 10(b) exceed the net proceeds
                                        -------------
from the offering received by the Investor.

         (c) Promptly after receipt by an indemnified party under this Section
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10 of notice of the commencement of any action (including any governmental
--
action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, deliver to the
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indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall
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relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to deliver written notice to the
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indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.
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         (d) The obligations of the Company and the Investor under this Section
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10 shall survive the completion of any offering of Registrable Securities in a
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registration statement under this Agreement, and otherwise.

         (e) If the indemnification provided for in this Section 10 is held by a
                                                         ----------
court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     11.  Termination of Registration Rights.  The Company's obligations
          ----------------------------------
pursuant to this Agreement shall terminate when the Investor can sell all of the Registrable Securities pursuant to Rule 144 under the Securities Act during any 90-day period.

     12.  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same Agreement and each of which shall be deemed an original.

     13.  Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of California, without regard to principles of conflicts of laws.

     14.  Entire Agreement.  This Agreement is intended by the parties hereto as
          ----------------
a final expression of their agreement and intended to be a complete and exclusive statement of the parties hereto in respect of the subject matter contained herein.

     15.  Notices.  Unless otherwise provided, any notice required or permitted
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under this Agreement shall be given in writing and shall be deemed effective when given upon personal delivery to the party to be notified or, if sent by telex or telecopier, upon
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receipt of the correct answer back, or three business days after deposit with the United States Post Office, by registered or certified mail, or upon delivery by Federal Express, DHL or similar courier, in each case postage and delivery charges prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten days' advance written notice to the other parties.

     IN WITNESS WHEREOF, the Company, each of the Investors and the Founder have caused this Agreement to be signed by an officer or partner thereunto duly authorized, all as of the date first written above.

                         PLASMA & MATERIALS TECHNOLOGIES, INC.


                         By:  /s/ GREGOR A. CAMPBELL
                            -----------------------------------
                            Dr. Gregor A. Campbell
                            Chief Operating Officer

                            Address:     9255 Deering Avenue
                                         Chatsworth, CA 91311


                              /s/ CHRISTOPHER D. DOBSON
                            --------------------------------------
                            CHRISTOPHER D. DOBSON

                            Address:     Elberton Manor
                                         Elberton, Bristol UK